July 7, 2023

Office of the Chief Accountant,
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Mondee Holdings, Inc.

Commission File Number: 001-39943

Dear Sirs,

We have received a copy of, and are in agreement with, the statements being made by Mondee Holdings, Inc. in Item 4.01 of its Form 8-K dated July 7, 2023, insofar as it relates to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

< KNAV P.A.>
KNAV P.A.
Atlanta, Georgia
July 7, 2023